UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2014

ORAMED PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50298	98-0376008
(Commission File Number)	(IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, Israel, 91390
 (Address of Principal Executive Offices) (Zip Code)

+972-2-566-0001
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 3, 2014, Oramed Pharmaceuticals Inc., or the Company, entered into a Stock Purchase Agreement with Guangxi Wuzhou Pharmaceutical (Group) Co., Ltd., or the Investor, pursuant to which the Investor agreed to buy and the Company agreed to sell an aggregate of 696,378 shares of common stock, or the Shares, at a price of $7.18 per Share, which is equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on October 31, 2014, for an aggregate gross proceeds of approximately $5 million. In connection with the offering, the Company will pay a finder's fee of up to $155,000. The offering is expected to close on or about November 28, 2014, subject to the payment of the purchase price.

If within 30 days after November 28, 2014, the closing does not occur because of a default or breach by the Investor or the Company has not yet been paid the full purchase price for the Shares, then the Investor has agreed to pay a break-up fee of $1 million to the Company.  If the Company does not deliver a stock certificate evidencing the Shares to the Investor within 30 days of receiving full payment of the purchase price for the Shares, then the Company has agreed to pay a break-up fee of $1 million to the Investor.

This Current Report is neither an offer to sell nor a solicitation of an offer to buy any of the Company's securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein. The foregoing summaries of such document is subject to, and qualified in its entirety by reference to, such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

The offer and sale of the shares of common stock described in Item 1.01 of this Current Report on Form 8-K were made in a private placement without registration under the Securities Act of 1933, as amended, or the Securities Act, or state securities laws, in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws.  These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control.  For example, this Current Report states that the closing is expected to occur on or about November 28, 2014. In fact, the closing of the sale of the Shares is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States.  If these conditions are not satisfied, this sale of the Shares may not close.  For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements.  Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Securities Purchase Agreement between Oramed Pharmaceuticals, Inc. and Guangxi Wuzhou Pharmaceutical (Group) Co., Ltd., dated November 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO
Dated: November 4, 2014